SCHEDULE 14A INFORMATION
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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[_]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[_]	Soliciting Material Under Rule 14a-12

AB Municipal Income Fund II
(Name of Registrant as Specified in Its Charter)

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AB MUNICIPAL INCOME FUND II

AB Arizona Portfolio

AB Minnesota Portfolio

AB New Jersey Portfolio

AB Ohio Portfolio

AB Pennsylvania Portfolio

(each a “Portfolio” and, together, the “Portfolios”)

Reference Number:

December 2024

Dear Shareholder,

This is an important follow-up notice regarding your Portfolio investment account.

The Portfolios’ shareholders have been asked to cast a vote regarding the liquidation of the Portfolios. While a majority of shareholder votes received to date have been in favor, there have simply not been enough votes cast by shareholders to meet quorum requirements.

To approve the liquidation and termination of the Portfolios, it is imperative that shareholders cast their vote prior to January 13, 2025.

This letter was sent because you held shares in one of the Portfolios on the record date and we have not received your vote.

VOTE NOW BY CALLING

1 (877) 351-4384

Please contact us toll-free at the number listed above between 9:00 a.m. and 11:00 p.m. Eastern Time Monday through Friday and 12:00 p.m. to 6:00 p.m. Eastern Time Saturday. Please respond as soon as possible. At the time of the call, please use the Reference Number listed above.

You will not be asked for confidential information and your call will be recorded for your protection.

Thank you in advance for your participation. We appreciate you taking the time to vote your shares.

The proxy materials contain important information; please read them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission’s website at www.sec.gov or by visiting https://www.proxy-direct.com/all-34276 or by calling Computershare Fund Services, the Fund’s proxy solicitor toll free at 1 (877) 351-4384.